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Exhibit 99.1- Promissory Note for $500,000 dated November 15, 2004

                                 PROMISSORY NOTE
$500,000                                                            Nov 15, 2004

FOR VALUE RECEIVED, Amistar Corporation, a California corporation ("MAKER"), hereby unconditionally promises to pay to the order of Gordon S. Marshall, an individual ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Five hundred Thousand ($500,000) (the "PRINCIPAL AMOUNT"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

1) INTEREST RATE. Subject to the terms hereof, the rate of interest shall be seven percent (7.25%) per annum (the "INTEREST RATE"). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2) PAYMENT SCHEDULE. Subject to Sections 3 and 6 below, Maker shall pay the principal and interest in accordance with the payment schedule set forth below. All payments shall be applied first to any charges due hereunder, then to accrued interest, and then to the principal balance.

         a)       No amounts shall be due or payable prior to December 31, 2004.

         b) The entire outstanding Principal Amount and all accrued interest shall be due and payable in full on December 31, 2004 (the "MATURITY DATE").

3)       PREPAYMENTS.

         (a) This Note may be prepaid in whole or in part at any time without premium or penalty.

         (b) All amounts outstanding under this Note shall be prepaid in full immediately prior to (i) Maker's dissolution or liquidation, or (ii) the acquisition by a third party of all or substantially all of Maker's capital stock, equity interests or assets.

         (c) The Prepayment shall be exercised by written notice. Such notice shall identify the Principal Amount ("PREPAYMENT PRINCIPAL") and the interest ("PREPAYMENT INTEREST" and, together with the Prepayment Principal, the "PREPAYMENT AMOUNT") outstanding under this Note and shall notify Maker of the time, place and date for settlement of such repayment, which shall be scheduled by Lender within fifteen (15) days following the date of such notice.

4) PLACE OF PAYMENT. All amounts payable hereunder shall be made at the place of payment specified in writing by Lender.

5) SUBORDINATION This note shall be subordinated to Makers obligations in that certain Reimbursement Agreement, Dated as of October 1, 1995, as amended (the "Reimbursement Agreement").


6) DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

         (a) Maker fails to pay timely any of the principal, interest or other amounts due under this Note on the date the same become due and payable;

         (b) Maker files any petition or commences any case or other proceeding with respect thereto for relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, liquidation or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or Maker dissolves or ceases to continue to exist, or takes any corporate action in furtherance of any of the foregoing; or

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         (c)      an involuntary petition is filed or any case or other
                  proceeding is commenced against Maker (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, liquidator, assignee for the benefit of creditors (or other similar official) is applied for or appointed for Maker or is applied for or appointed to take possession, custody or control of any property of Maker.

7) REMEDIES. Upon the occurrence and during the continuance of an Event of Default hereunder and subject to the subordination provisions in
         Section 5:

         i) all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender (and, in the case of an Event of Default pursuant to Section 6(b) or (c) above, automatically) be immediately due, payable and collectible by Lender pursuant to applicable law; and

         ii) Lender may exercise any and all rights and remedies it may have under this Note and/or under applicable law.

         iii) All rights and remedies shall be cumulative and not exclusive. The failure of Lender to exercise all or any of its rights, remedies, powers or privileges hereunder or any other agreement or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

8) EXPENSES. If the payment of principal or interest of this Note is not paid when due, an Event of Default shall have occurred, or Maker otherwise breaches its obligations under this Note, Maker shall pay reasonable attorneys' fees to Lender together with reasonable costs and expenses of collection, including, without limitation, any attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of Maker or any party to any agreement or instrument securing this Note.

9) MAXIMUM RATE. All agreements which either are now or which shall become agreements between Maker and the holder of this Note are hereby expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Note, acceleration of the maturity date of this Note, or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Note or any other agreement between Maker and the holder hereof, shall result in or involve payments or performance which would exceed the maximum legal interest rate, then, ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed said maximum legal interest rate.

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10)      WAIVER. Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, presentment, notice of dishonor, protest and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect Maker's liability hereunder.


                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, this Note has been duly executed as of the date first set forth above.

                                  MAKER:

                                  Amistar Corporation, a California Corporation


                                  By:     \s\ Gregory Leiser
                                          --------------------------------

                                  Name:   Gregory Leiser
                                          --------------------------------

                                  Title:  Vice President and CFO
                                          --------------------------------
ATTEST:

By:      \s\ Joanne Jensen
         ---------------------------

Name:    Joanne Jensen
         ---------------------------

Title:   Human Resources Manager
         ---------------------------


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